Exhibit 10.4

HIMS & HERS HEALTH, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

September 30, 2020

i

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 30th day of September, 2020, by and among Oaktree Acquisition Corp., a Cayman Islands exempted company and which shall domesticate in accordance with the Merger Agreement as HIMS & HERS HEALTH, INC., a Delaware corporation (“Parent”), Hims, Inc., a Delaware corporation (the “Company”), and the holders of Parent Common Stock (as defined below), each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, the Company and certain Company investors (the “Existing Investors”) have previously entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of March 12, 2020, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, pursuant to Section 5.17 of that certain Agreement and Plan of Merger entered into by and among Parent, the Company and Rx Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”), dated September 30, 2020 (the “Merger Agreement” and the transactions contemplated thereby, the “Merger”), Parent agreed to enter into an Investor Rights Agreement (as defined therein) with the parties set forth on Schedule 5.17 thereto (the “Investors”); and

WHEREAS, contingent upon the Effective Time (as defined in the Merger Agreement) and to be effective immediately prior to the Effective Time, (i) the Company desires to assign to Parent, and Parent desires to assume, the rights and obligations of the Company under certain provisions of the Prior Agreement, as contemplated and modified by this Agreement and (ii) the Existing Investors as holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company desire to amend and restate the Prior Agreement to, among other things, document the rights and obligations of Parent and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Parent, the Company and the Existing Investors hereby agree that the Prior Agreement shall be amended and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

(c) The term “Board” means Parent’s Board of Directors, as constituted from time to time.

(d) The term “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of Parent’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than a majority of the outstanding voting securities of Parent (or the surviving entity).

(e) The term “Common Stock” means Parent Class A Common Stock, par value $0.0001 per share.

(f) The term “Excluded Registration” means (i) a registration relating solely to the sale of securities of participants in a Parent stock plan (or a stock plan assumed by Parent), (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(g) The term “Family Member” means a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(h) The term “FOIA Party” shall mean a Person that, in the reasonable determination of the Board, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Parent under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

(i) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

(j) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(k) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.11 of this Agreement.

(l) The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) The term “Offering” means the Company’s firm commitment underwritten public offering of its Common Stock or other equity securities to the public under the Act.

(n) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o) The term “Company Preferred Stock” means the Series Seed Preferred Stock, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Company.

(p) The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(q) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon the exchange of the Class A Common Stock of the Company in connection with the Merger which was converted from shares of Company Preferred Stock or Class F Common Stock of the Company pursuant to the Company Recapitalization immediately prior to the Effective Time and immediately prior to the adoption of the A&R Dual Class Charter (each as defined in the Merger Agreement), (ii) shares of Common Stock issued upon the exchange of Class A Common Stock of the Company in connection with the Merger other than those converted from Company Preferred Stock or Class F Common Stock of the Company pursuant to the preceding clause (i); provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.2, 2.4, 2.12, and 4.8, (iii) any shares of Common Stock issuable and issued upon the exercise of the Parent Warrants and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares references in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(r) The term “Rule 144” shall mean Rule 144 under the Act.

(s) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 as it applies to Persons who have held shares for more than one (1) year.

(t) The term “Rule 405” shall mean Rule 405 under the Act.

(u) The term “SEC” shall mean the Securities and Exchange Commission.

(v) The term “Parent Warrants” shall mean the warrants issued by Parent to certain Investors in connection with the Merger.

(w) The term “Permitted Registration Rights Agreement” shall mean (i) that certain Registration Rights Agreement, dated of even date herewith, by and among Parent, Oaktree Acquisition Holdings, L.P., a Cayman Islands exempted limited partnership, and the parties added thereto and (ii) the subscription agreements entered into by Parent and investors in the Private Investment in Public Equity that is expected to close immediately prior to the transactions contemplated by the Merger Agreement.

(x) The term “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated of even date herewith, by and among Parent, Oaktree Acquisition Holdings, L.P., a Cayman Islands exempted limited partnership, and the parties added thereto.

(y) The term “Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented that requires the issuance of a “comfort letter” by Parent’s auditors and the issuance of legal opinions by Parent’s legal counsel.

2. Registration Rights. Parent covenants and agrees as follows:

2.1 Resale Registration Statement.

(a) Subject to compliance by the Holders with Section 2.6, Parent shall prepare and file or cause to be prepared and filed with the SEC, no later than forty five (45) days following the Closing Date (as defined below), a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Act registering the resale from time to time pursuant to any method or combination of methods legally available to, and requested by, the Holders of all of the Registrable Securities then held by Holders that are not covered by an effective resale registration statement (the “Resale Shelf Registration Statement”). Parent shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as practicable after filing, but in any event no later than the earlier of (i) ninety (90) days (or one hundred twenty (120) days if the SEC notifies the Company that it will “review” the Registration Statement) after the Closing Date and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, which is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, and, once effective, to keep the Resale Shelf Registration Statement continuously effective under the Act at all times until all Registrable Securities and other securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Resale Shelf Registration Statement or such securities have been withdrawn. In the event that Parent files a Form S-1 pursuant to this Section 2.1, Parent shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after Parent is eligible to use Form S-3.

(b) If Parent shall receive a request from the Holders of Registrable Securities whose securities were registered on the Resale Shelf Registration Statement with an estimated market value of at least $25,000,000 that Parent effect a Underwritten Takedown of all or any portion of the requesting holder’s Registrable Securities, then Parent shall promptly give notice of such requested Underwritten Takedown at least two (2) business days prior to the anticipated filing date of the prospectus or supplement relating to such Underwritten Takedown to the other Holders and thereupon shall use commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of.

(i) subject to the restrictions set forth in Section 2.2(b), all Registrable Securities for which the requesting Holders have requested such offering under Section 2.1(b), and

(ii) subject to the restrictions set forth in Section 2.2(b), all other Registrable Securities that any Holders of Registrable Securities that are included in the Resale Shelf Registration Statement have requested Parent to offer by request received by Parent within one (1) business day after such Holders receive Parent’s notice of the Underwritten Takedown Notice, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

A. Promptly after the expiration of the one business day period referred to in Section 2.1(b)(ii), Parent will notify all selling holders of the identities of the other selling holders and the number of shares of Registrable Securities requested to be included therein.

B. Parent shall only be required to effectuate one Underwritten Takedown pursuant to this Agreement within any six-month period.

(c) Subject to Section 2.13 below, if Parent shall receive a request from a Holder of Registrable Securities whose securities were registered on the Resale Shelf Registration Statement to effectuate a proposed distribution or other transfer of such Registrable Securities pursuant to the Resale Shelf Registration Statement to its members, partners, stockholders, as the case may be, then Parent shall deliver or cause to be delivered to the transfer agent and registrar for the Registrable Securities an opinion of counsel to the Company reasonably acceptable to such transfer agent and registrar, that any legend referring to the Act may be removed in connection with such proposed distribution or other transfer of such Registrable Securities pursuant to the Resale Shelf Registration Statement, provided a distributee or transferee of such Registrable Securities is not and has not been for the preceding ninety (90) days an affiliate of Parent (as defined in Rule 405 promulgated under the Act). Parent’s obligations hereunder are conditioned upon the receipt of representation letter reasonably acceptable to Parent from such Holder regarding such proposed distribution or other transfer of such Registrable Securities.

2.2 Request for Registration.

(a) Subject to the conditions of this Section 2.2, if Parent shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred and eighty (180) days after the closing of the Merger, a written request from the Holders of at least

30% of the Registrable Securities then outstanding (for purposes of this Section 2.2, the “Initiating Holders”) that Parent file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then Parent shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of Parent’s notice pursuant to this Section 2.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to this Section 2.2, and Parent shall include such information in the written notice referred to in Section 2.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Parent). Notwithstanding any other provision of this Section 2.2, if the underwriter advises Parent that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then Parent shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities and the equityholders of Parent who request to have securities registered pursuant to the exercise of contractual piggyback registration rights under the Registration Rights Agreement pro rata based on the number of Registrable Securities each such Holder and each such participating equityholder party to the Registration Rights Agreement has requested to be included in such underwriting (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities (other than those subject to the Registration Rights Agreement) are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, Parent shall not be required to effect a registration pursuant to this Section 2.2:

(i) in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration, unless Parent is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after Parent has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to Parent’s good faith estimate of the date of the filing of, and ending on the date one hundred eighty (180) days following the effective date of, a Parent-initiated registration subject to Section 2.3 below, provided that Parent is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.4 hereof; or

(v) if Parent shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by Parent’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to Parent and its stockholders for such registration statement to be effected or remain effective at such time, in which event Parent shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by Parent not more than once in any twelve (12) month period; and provided further that Parent shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than an Excluded Registration).

2.3 Parent Registration.

(a) If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.2 of this Agreement, (ii) an Excluded Registration, (iii) a registration statement filed during the one hundred and eighty (180) days after the closing of the Merger), Parent shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by Parent in accordance with Section 4.6 of this Agreement, Parent shall, subject to the provisions of Section 2.3(c), use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by Parent in accordance with Section 2.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of Parent’s capital stock, Parent shall not be required under this Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by Parent (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Parent. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by

Parent that the underwriters determine in their sole discretion is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders and the equityholders of the Company who request to have securities registered pursuant to the exercise of contractual piggyback registration rights under the Registration Rights Agreement based on the number of Registrable Securities each such Holder and each such participating equityholder party to the Registration Rights Agreement has requested to be included in such underwriting, or in such other proportions as shall mutually be agreed to by all such selling Holders and participating equityholders party to the Registration Rights Agreement. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities (other than those subject to the Registration Rights Agreement) have been first excluded from the offering and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and Family Members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.4 Form S-3 Registration. In case Parent shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 2.4, the “S-3 Initiating Holders”) a written request or requests that Parent effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Parent shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Parent; provided, however, that Parent shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if Parent shall furnish to all Holders requesting a registration statement pursuant to this Section 2.4 a certificate signed by Parent’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to Parent and its stockholders for such registration statement to be effected at such time, in which event Parent shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by Parent not more than once in any twelve (12) month period;

(iv) if Parent has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.4;

(v) in any particular jurisdiction in which Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi) if Parent, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than an Excluded Registration), provided that Parent is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to Parent’s good faith estimate of the date of the filing of and ending on the date ninety (90) days following the effective date of a Parent-initiated registration subject to Section 2.3 of this Agreement, provided that Parent is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to this Section 2.4 and Parent shall include such information in the written notice referred to in Section 2.4(a). The provisions of Section 2.2(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.4 for references to Section 2.2).

(d) Subject to the foregoing, Parent shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as requests for registration effected pursuant to Section 2.2 of this Agreement.

2.5 Obligations of Parent. Whenever required under this Section 2 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days (except, in the case of the Resale Registration Statement, for such period of time specified in Section 2.1) or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of Parent) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, Parent will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of Parent) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by Parent are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other pertinent records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) notify each selling Holder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that Parent amend or supplement such registration statement or prospectus.

Notwithstanding the provisions of this Section 2, Parent shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if Parent shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving Parent for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by Parent; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of Parent and its stockholders; provided, however, that during any such period all executive officers and directors of Parent are also prohibited from selling securities of Parent (or any security of any of Parent’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.6 Information from Holder. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the

Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2, 2.3 and 2.4 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Parent and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by Parent. Notwithstanding the foregoing, Parent shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1, Section 2.2 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 or Section 2.2 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 or Section 2.2 of this Agreement, as applicable; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of Parent from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by Parent of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1, Section 2.2 and 2.3 of this Agreement.

2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, the partners, members, officers, directors, managers and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of Parent or used or referred to by Parent, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by Parent of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and Parent will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls Parent within the meaning of the Act, legal counsel and accountants for Parent, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.9(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of Parent and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Merger;

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of Rule 144 (at any time beginning ninety (90) days prior to the one year anniversary of the closing of the Merger), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.11 Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s Family Member or trust for the benefit of an individual Holder or any of such Holder’s Family Members, or (c) after such assignment or transfer, holds at least 5,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.13 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Parent shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Parent other than a Permitted Registration Rights Agreement that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2, Section 2.3 or Section 2.4 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the Parent, during the period commencing on the date of the closing of the Merger (the “Closing Date”) and ending on the date that is one hundred eighty (180) days after the closing of the Merger (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued or issuable to such Holder pursuant to the Merger Agreement (collectively, the “Lock-Up Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(b) Notwithstanding the foregoing, each Holder may transfer its Lock-Up Shares (i) as a bona fide gift or gifts, (ii) to any member of such Holder’s immediate family or to any trust or other entity controlled or managed, or under common control or management, by such Holder or the immediate family of such Holder, of if such Holder is a trust or other similar entity, to a trustor or beneficiary or similar person of the trust or other entity or to the estate of a beneficiary or similar person of such trust or other entity, (iii) upon death or by will, testamentary document or the laws of intestate succession, (iv) if such Holder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Holder or affiliates of such Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by such Holder to its stockholders, partners, members or other equity holders, (v) to Parent in connection with the “net” or “cashless” exercise or settlement of warrants or stock options, restricted stock units or other equity awards (and any transfer to Parent necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise), (vi) to Parent in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements under which such shares were issued, provided that such repurchase of shares of Common Stock is in connection with the termination of such Holder’s service provider relationship with Parent, (vii) pursuant to a final qualified domestic order or in connection with a divorce settlement or (viii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of Parent and made to all holders of Parent’s capital stock involving a Change of Control of Parent, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such Holder’s Lock-Up Shares shall remain subject to the provisions of this Agreement; provided, however, in the case of clauses (i), (ii), (iii), (iv) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth in this section (or a substantially similar written agreement), and there shall be no further transfer of such Lock-Up Shares except in accordance with this Agreement.

(c) Any discretionary waiver or termination of the restrictions herein by Parent shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements; provided, however, that such pro rata release shall not be required in the event that (i) a waiver or termination is granted in connection with the registration or public offering of securities pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission, (ii) (A) the release or waiver is effected solely to permit a transfer not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer or (iii) the aggregate number of shares of Common Stock subject to releases or waivers granted during the lock-up period represent less than or equal to 1% of the total number of outstanding Common Stock (determined as of the date of the Closing Date). Each Holder further agrees that it will not during the period commencing on the Closing Date and ending on the date that is 180 days after the Closing Date exercise any registration rights with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided however this Section 2.13(c) shall not apply to any termination pursuant to Section 2.13(d) of the restrictions set forth in Section 2.13(a).

(d) Notwithstanding the foregoing, if, at any time beginning 90 days after the Closing Date (the “Earliest Release Date”), the closing price of the Common Stock equals or exceeds 133% of the closing price per share of Common Stock on the Closing Date (as adjusted for stock splits, reverse splits, recapitalizations, reorganizations and any similar transaction) for any 10 trading days within any 20 trading day period (with the calculation including the 20 trading day period immediately prior to the Earliest Release Date), then 25% of each Holder’s Lock-Up Shares (which, for purposes of holders of options, shall only include options that have vested as of such date) will be automatically released from such restrictions as of the last day of such 20 trading day period. The percentage of Lock-Up Shares to be released pursuant to this Section 2.13(d) shall be calculated based on the number of a Holder’s Lock-Up Shares as of the last day of such 20 trading day period.

(e) In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(f) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Merger, (b) as to any Holder, such earlier time after the offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of Parent’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Change of Control.

3. Covenants of Parent.

3.1 Confidentiality. Each Investor agrees, severally and not jointly, that such Investor (a) will keep confidential, (b) will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company or Parent (the “Disclosing Party”) or for any other purpose contemplated by an agreement between the Disclosing Party and such Investor or any Affiliate thereof) and (c) will protect to the same degree as it protects its own confidential information any confidential information obtained from the Disclosing Party pursuant to the terms of this Agreement and any Prior Agreement (including, without limitation, notice of Parent’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.1 by such Investor), (ii) is or has been independently developed or conceived by the Investor or any Affiliate thereof without use of the Disclosing Party’s confidential information, or (iii) is or has been made known or disclosed to the Investor or any Affiliate thereof by a third party without a breach of any obligation of confidentiality such third party may have to the Disclosing Party; provided, however, that an Investor may disclose confidential information (A) to its and its Affiliates’ attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Disclosing Party (or for any other purpose contemplated by an agreement between the Disclosing Party and such Investor or any Affiliate thereof), provided that such Persons are under a contractual or legal obligation to preserve the confidentiality of such information; (B) to any prospective purchaser of any Registrable Securities from such Investor (or any Affiliate thereof), if such prospective purchaser agrees to be bound by the provisions of this Section 3.1; (C) to any existing or prospective Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor (or any Affiliate thereof) in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (D) as may otherwise be required by law, provided that the Investor promptly notifies the Disclosing Party of such disclosure (to the extent legally permissible) and takes reasonable steps to minimize the extent of any such required disclosure.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including, without limitation, permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 4.13).

4.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to its principles of conflicts of laws. Any dispute, controversy, or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated exclusively in the Court of Chancery of the State of Delaware or, if the foregoing court does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such court or, if none of the foregoing courts has subject matter jurisdiction, the Superior Court of the State of Delaware and the appellate courts having jurisdiction of appeals in such court. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction and venue of any such court and each of the parties hereto hereby irrevocably waives all objections and defenses that such party may have based on improper venue or forum non conveniens to the maintenance of any such action in any such court.

4.3 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. ANY PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 4.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER AMONG THE PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

4.4 Counterparts. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to Parent at 2269 Chestnut Street, #523, San Francisco, CA 94123, Attention: Chief Legal Officer and to the other parties at the addresses set forth on Schedule A (or at such other addresses as shall be specified by notice given in accordance with this Section 4.6). If any period for giving notice or taking action under this Agreement expires on a day that is not a Business Day, the time period will be automatically extended to the Business Day immediately following such day. When calculating the period of time before which, within which, or following which any act will be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) will be interpreted as a reference to a calendar day or number of calendar days. “Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in San Francisco, California are authorized or required by applicable laws to be closed for business.

4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.8 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Parent, the Company (if such amendment related to Section 3.1 and 4.12), the Investors holding a majority of the Registrable Securities, and Investors holding a majority of the then outstanding shares of Common Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and Parent.

4.9 Joint Negotiation and Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

4.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including, without limitation, affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12 Effect on Prior Agreement. Contingent upon the Effective Time and to be effective immediately prior to the Effective Time, the Company desires to assign to Parent, and Parent desires to assume, the rights and obligations of the Company under certain provisions of the Prior Agreement, as contemplated and modified by this Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be amended and restated in its entirety by this Agreement and shall be of no further force or effect.

4.13 Third Party Beneficiary. The parties hereto acknowledge and agree that Oaktree Acquisition Holdings, L.P. is an intended third party beneficiary and may enforce the terms, of the Agreement, and that, notwithstanding Section 4.8, no amendment or waiver of Sections 2.2(b), 2.3(c), 2.13 or 4.13, or such other section or sections hereunder, the amendment or waiver of which would adversely affect the rights of Oaktree Acquisition Holdings, L.P., shall be effective without the written consent of Oaktree Acquisition Holdings, L.P.; provided however that, with respect to Section 2.13, such right will expire when Oaktree Acquisition Holdings, L.P. (or its assignees) holds less than 1% of the shares of Common Stock held by Oaktree Acquisition Holdings, L.P. immediately after completion of the Merger (such number of shares, the “Requisite Shares”). Upon the dissolution of Oaktree Acquisition Holdings, L.P., or the assignment of its rights pursuant to the Registration Rights Agreement, the rights under this Section 4.13 shall become exercisable by holders of a majority-in-interest of the “Registrable Securities” (as defined in the Registration Rights Agreement); provided that, with respect to Section 2.13, such right shall expire when such holders collectively hold less than the number of Requisite Shares in the aggregate.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OAKTREE ACQUISITION CORP., AS THE
PREDECESSOR TO

HIMS & HERS HEALTH, INC.

By:	/s/ Zaid Pardesi
Name: Zaid Pardesi
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HIMS, INC.

By:	/s/ Andrew Dudum
Name: Andrew Dudum
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

8VC Entrepreneurs Fund II, L.P.
By: 8VC GP II, LLC
Its General Partner

By:	/s/ Ian Shannon
Name:	Ian Shannon
Title:	Authorized Signatory
Address: Pier 5, Suite 101
San Francisco, CA 94111

8VC Fund II, L.P.
By: 8VC GP II, LLC Its General Partner

By:	/s/ Ian Shannon
Name:	Ian Shannon
Title:	Authorized Signatory
Address: Pier 5, Suite 101
San Francisco, CA 94111

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ATOMIC LABS I, L.P.
By: Atomic Labs GP I, LLC
Its: General Partner

By:	/s/ Jack Abraham
Name: Jack Abraham
Title: Managing Member

Address:
One Letterman Drive Building C
Suite 3400
San Francisco, CA 94129

ATOMIC LABS I-B, L.P.
By: Atomic Labs GP I, LLC
Its: General Partner

By:	/s/ Jack Abraham
Name: Jack Abraham
Title: Managing Member

Address:
One Letterman Drive Building C
Suite 3400
San Francisco, CA 94129

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

ATOMIC LABS II, L.P.

By: Atomic GP II, LLC
Its: General Partner

By:	/s/ Jack Abraham
Name: Jack Abraham
Title: Managing Member

Address:
One Letterman Drive Building C
Suite 3500
San Francisco, CA 94129

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

Disruptive Technology Solutions XI, LLC

By: DTA II LLC, its Manager

By: DTA Master LLC, its Managing Member

By:	/s/ Alexander J. Davis
Alexander J. Davis, its Managing Member

Address:
1801 Century Park East, Suite 2220
Los Angeles, CA 90067

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

F41 Investments LLC

By:	/s/ Jack Abraham
Name: Jack Abraham
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

FORERUNNER BUILDERS II, L.P.

By: Forerunner Ventures GP III, LLC
Its: General Partner

By:	/s/ Kirsten A. Green
Name: Kirsten A. Green
Title: Managing Director

Address: c/o Forerunner Ventures Management, LLC
1161 Mission Street, Suite #300
San Francisco, CA 94103

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

FORERUNNER PARTNERS III, L.P.
By: Forerunner Ventures GP III, LLC Its: General Partner

By:	/s/ Kirsten A. Green
Name: Kirsten A. Green
Title: Managing Director

Address: c/o Forerunner Ventures Management, LLC 1161 Mission Street, Suite #300 San Francisco, CA 94103

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Institutional Venture Partners XV, L.P.

By: Institutional Venture Management XV LLC
Its: General Partner

By:	/s/ Jules Maltz
Managing Director

Institutional Venture Partners XVI, L.P.

By: Institutional Venture Management Holdings XVI, LLC
Its: General Partner
By: Institutional Venture Management XVI, LLC
Its: Manager

By:	/s/ Jules Maltz
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

Institutional Venture Partners XV Executive Fund, L.P.

By: Institutional Venture Management XV, LLC
Its: General Partner

By:	/s/ Jules Maltz
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

MAVERICK VENTURES INVESTMENT FUND, L.P.

By:	Maverick Capital Ventures, LLC, its General Partner

By:	Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa A. Avila
Name: Ginessa A. Avila
Title: Authorized Representative

MAVERICK ADVISORS FUND, L.P.

By:	Maverick Capital Ventures, LLC, its General Partner

By: Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa A. Avila
Name: Ginessa A. Avila
Title: Authorized Representative

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

MCKESSON VENTURES, LLC

By:	/s/ Thomas Rodgers
Name: Thomas Rodgers
Title: EVP, Chief Strategy and B.D. Officer

Address:
One Post Street
San Francisco, CA 94104

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

NEWVIEW CAPITAL FUND I, L.P.

By: NEWVIEW CAPITAL PARTNERS I, LLC, its general partner

By:	/s/ Prashant Gangwal
Name: Prashant Gangwal
Title: Chief Financial Officer

Address:
1201 Howard Avenue, Suite 101
Burlingame, CA 94010

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

NEWVIEW HMS SPV, LLC

By:	/s/ Ravi Viswanathan
Name: Ravi Viswanathan
Title: Managing Partner

Address:
1201 Howard Avenue, Suite 101
Burlingame, CA 94010

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

Redpoint Ventures VI, L.P., by its General Partner Redpoint Ventures VI, LLC

By:	/s/ Alex Bard
Alex Bard, Managing Director

Redpoint Associates VI, L.L.C., as nominee

By:	/s/ Alex Bard
Alex Bard, Managing Director

Address:
3000 Sand Hill Road, Suite 2-290
Menlo Park, CA 94025

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

THRIVE CAPITAL PARTNERS V, L.P.
By: THRIVE PARTNERS V GP, LLC, its general partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Partner

Address:
295 Lafayette Street, Suite 701
New York, NY 10012

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

CLAREMOUNT V ASSOCIATES, L.P.
By: THRIVE PARTNERS V GP, LLC, its general partner

By:	/s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Partner

Address:
295 Lafayette Street, Suite 701
New York, NY 10012